UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : January 28, 2010
ULTRA PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	001-33614	N/A
(State or other jurisdiction of incorporation)	(Commission File Number 001-33614)	(I.R.S. Employer Identification No.)
363 N. Sam Houston Parkway East
Suite 1200
Houston, Texas 77060
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 876-0120
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
The information in Item 2.03 below is incorporated herein by reference.
Section 2 — Results of Operations and Financial Condition
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Ultra Petroleum Corp.’s subsidiary Ultra Resources, Inc. has agreed to issue an aggregate amount of $500 million of Senior Notes (the “Notes”) pursuant to a Second Supplement, dated January 28, 2010 among Ultra Resources and the institutional investors named therein (“Second Supplement”), to its Master Note Purchase Agreement dated March 6, 2008 (as supplemented, the "Note Agreement”). As provided in the Second Supplement, $270 million of the Notes were issued January 28, 2010 and $230 million of the Notes are scheduled to be issued February 16, 2010. Of the Notes: $116 million are 4.98% Senior Notes due January 27, 2017; $207 million are 5.50% Senior Notes due January 28, 2020; $87 million are 5.60% Senior Notes due January 28, 2022; and $90 million are 5.85% Senior Notes, due January 28, 2025.
The Notes rank pari passu with Ultra Resources’ bank revolving credit facility and outstanding senior notes. Payment of the Notes is guaranteed by Ultra Petroleum Corp. and its subsidiary UP Energy Corporation. Proceeds from the Notes issued January 28 will be used to repay bank revolving credit facility debt as well as other general corporate purposes but will not reduce the size of the revolving credit facility. The Notes are subject to terms and conditions customary in senior note financings of this type, including with respect to representations, warranties, covenants, rights of prepayment, events of default and rights of acceleration. The foregoing summary is qualified in its entirety by reference to the Note Agreement, as supplemented. A copy of the Second Supplement is attached to this document as Exhibit Number 10.1 and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Title of Document

10.1	Second Supplement to Master Note Purchase Agreement dated January 28, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.
January 29, 2010	By:	/s/ Kelly L. Whitley
		Name:	Kelly L. Whitley
		Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Title of Document

10.1	Second Supplement to Master Note Purchase Agreement dated January 28, 2010